Exhibit 10.15

Execution Version

____________________________________________________________________________________________

Second Amendment

to

Credit Agreement

Dated as of September 10, 2008

among

McMoran Exploration Co.,
As Parent,

McMoran Oil & Gas LLC,
as Borrower,

The Guarantors,

JPMorgan Chase Bank, N.A.
as Administrative Agent,

GE Business Financial Services Inc.,
fka Merrill Lynch Business Financial Services Inc.
as Syndication Agent,

Toronto Dominion (Texas) LLC, BNP Paribas,
and ING Capital LLC,
as Documentation Agents,

and

The Lenders Party Hereto

____________________________________________________________________________________________

Second Amendment To Amended and Restated Credit Agreement

THIS Second Amendment to Amended and Restated Credit Agreement (this “Second Amendment”) dated as of September 10, 2008, is among McMoran Exploration Co., a Delaware corporation (the “Parent”), McMoran Oil & Gas LLC, a Delaware limited liability company (the “Borrower”), the undersigned guarantors (the “Guarantors”, and together with the Parent and the Borrower, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), GE Business Financial Services Inc., fka Merrill Lynch Business Financial Services Inc., as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and The Toronto Dominion (Texas) LLC, BNP Paribas, and ING Capital LLC, as co-documentation agents for the Lenders (in such capacity, together with its successors in such capacity, each a “Documentation Agent”).

R E C I T A L S

A.           The Borrower, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of August 6, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.           NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment.  Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, and as further amended by the Second Amendment, including the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Existing Convertible Preferred” means the $257,910,000 6.75% Mandatory Convertible Preferred Stock of the Parent mandatorily convertible on November 15, 2010 issued pursuant to that Certificate of Designation dated November 7, 2007.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of September 10, 2008, among the Parent, the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means September 10, 2008.

2.2 Section 2.07.  Section 2.07(a) and the last paragraph of Section 2.07(d) are hereby amended to add the phrase “Section 8.18” after the phrase “Section 8.13(d) [MMS approvals]” and “Section 8.13(d)”, respectively.

2.3 Section 8.18.  Section 8.18 is hereby amended to read as follows:

“Section 8.18.  Swap Agreements.  The Parent shall maintain the hedge position established by the Swap Agreements indentified in the most recent certificate delivered under Section 8.01(d) during the period specified therein and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements; provided that the Parent may terminate or otherwise cancel or unwind any Swap Agreement if (a) the Parent shall have given prior written notice to the Administrative Agent of such action, (b) the economic effect of such Swap Agreement was to increase the Borrowing Base (or Conforming Borrowing Base) then in effect, the Required Lenders shall have the right to adjust the Borrowing Base (or Conforming Borrowing Base) to reflect such termination and (c) the Borrower shall have (after giving effect to any termination payments associated with termination) unused availability under this Agreement of not less than 15% of the then current Borrowing Base.  Notwithstanding the foregoing, the Borrower shall have the right to terminate the Swap Agreements listed on Schedule 8.18.”

2.4 Section 9.04(a).  Section 9.04(a) is hereby amended by deleting the word “and”  prior to clause (iv) and inserting a “comma” in lieu thereof and by inserting the following clause at the end of such Section:

“and (v) the Parent may make aggregate cash payments on or prior to November 15, 2010 in an amount not to exceed $39,200,000 (less the amount of any dividends paid by the Parent on the Existing Convertible Preferred after the Second Amendment Effective Date) to the holders of the Existing Convertible Preferred to induce such holders to convert the Existing Convertible Preferred into common Equity Interests of the Parent, provided that before and after giving effect to each such payment, no Default or Event of Default existed or would result and the Borrower will have (after giving effect to such payment) unused availability under this Agreement of not less than 15% of the then current Borrowing Base.”

Section 3. Conditions Precedent.  This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from all of the Lenders, the Parent, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

3.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including a work fee payable to each Lender in an amount of $5,000.

3.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.  Notwithstanding the foregoing, this Second Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02 of the Credit Agreement) at or prior to 1:00 p.m., New York New York time, on September 15, 2008.

Section 4. Miscellaneous.

4.1 Confirmation.  The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

4.2 Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3 Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 No Oral Agreement.  This Second Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

4.5 GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:                                                                               MCMORAN OIL & GAS LLC

By:          /s/ Kathleen L. Quirk
Kathleen L. Quirk, Vice President

PARENT:                                                                               MCMORAN EXPLORATION CO.

By:         /s/ Kathleen L. Quirk
Kathleen L. Quirk, Senior Vice
President & Treasurer

GUARANTORS:                                                                                   K-MC VENTURE I LLC

By:          MCMORAN OIL & GAS LLC,
its sole member

By:          /s/ Kathleen L. Quirk
Kathleen L. Quirk, Vice President

FREEPORT CANADIAN
EXPLORATION COMPANY

By:          MCMORAN OIL & GAS LLC,
its sole member

By:         /s/ Kathleen L. Quirk
Kathleen L. Quirk, Vice President

MCMORAN INTERNATIONAL INC.

By:          MCMORAN OIL & GAS LLC,
its sole member

By:          /s/ Kathleen L. Quirk
Kathleen L. Quirk, Vice President

 Signature Page
Second Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:       /s/ Michael A. Kamauf
Name:  Michael A. Kamauf
Title:    Vice President

GE BUSINESS FINANCIAL SERVICES
INC., fka Merrill Lynch Business Financial Services
Inc., as Syndication Agent and as
a Lender

By:        /s/ Randall Hornick
Name:  Randall Hornick
Title:    Authorized Signatory

BNP PARIBAS, as a Documentation Agent and as a Lender

By:       /s/ Polly Schott
Name:  Polly Schott
Title:    Director

By:       /s/ Betsy Jocher
Name:  Betsy Jocher
Title:    Director

TORONTO DOMNION (TEXAS) LLC, as
a Documentation Agent and as a Lender

By:        /s/ Debbi L. Brito
Name:  Debbi L. Brito
Title:    Authorized Signatory

 Signature Page  2
Second Amendment

ING CAPITAL LLC, as a Documentation Agent and as a Lender

By:        /s/ Charles E. Hall
Name:  Charles E. Hall
Title:    Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:        /s/ Mark E. Thompson
Name:   Mark E. Thompson
Title: Senior Vice President

CAPITAL ONE, N.A., as a
Lender

By:        /s/ Nancy Moragas
Name:   Nancy Moragas
Title      Senior Vice President

 Signature Page  3
Second Amendment

:

Schedule 8.18

Swap Agreements In Place as of September 9, 2008

Natural Gas Hedging Summary (MMbtu)
	Hedged Volume (MMbtu)	Avg. Swap price
Nov '08 - Dec '08	2,725,000	$ 9.158
Total 2008	2,725,000
Jan '09 - June '09	6,171,000	$ 8.970
Nov '09 - Dec '09	1,074,000	$ 8.968
Total 2009	7,245,000
Jan '10 - June '10	2,096,000	$ 8.630
Nov '10 - Dec '10	542,013	$ 8.610
Total 2010	2,638,013
Total 2008-2010	12,608,013

Crude Oil Hedging Summary (bbls)
	Hedged Volume (bbls)	Avg. Swap price
Nov '08 - Dec '08	120,000	$72.300
Total 2008	120,000
Jan '09 - June '09	277,000	$71.930
Nov '09 - Dec '09	45,000	$71.160
Total 2009	322,000
Jan '10 - June '10	100,000	$70.940
Nov '10 - Dec '10	18,000	$70.640
Total 2010	118,000
Total 2008-2010	560,000

Schedule 8.18